UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

APPLE INC.

(Exact Name of Registrant as Specified in its Charter)

California	000-10030	94-2404110
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Infinite Loop Cupertino, California 95014
(Address of Principal Executive Offices) (Zip Code)

(408) 996-1010

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b),(c)

On March 4, 2014, Apple Inc. (the “Company”) announced that Peter Oppenheimer, the Company’s Senior Vice President, Chief Financial Officer, will retire at the end of September and Luca Maestri, the Company’s Vice President of Finance and Corporate Controller, will be appointed as CFO and will transition into that role in June.

(e)	2014 Employee Stock Plan

The Board of Directors (the “Board”) of the Company previously adopted, subject to shareholder approval, the Company’s 2014 Employee Stock Plan (the “2014 Plan”). The Company’s shareholders approved the 2014 Plan at the Annual Meeting of Shareholders held on February 28, 2014 (the “Annual Meeting”). The Company’s grant authority under the Company’s 2003 Employee Stock Plan (the “2003 Plan”) terminated at that time. The 2014 Plan, which became effective upon shareholder approval, permits the granting of stock options, stock appreciation rights, stock grants and restricted stock units, as well as cash bonus awards. Employees (including executive officers and directors who are also the Company’s employees) and consultants of the Company and any subsidiary of the Company are eligible to participate in the 2014 Plan.

The maximum number of shares that may be issued or transferred pursuant to awards under the 2014 Plan will equal:

•	55 million shares, plus

•

the number of shares available for new award grants under the 2003 Plan on the date of the Annual Meeting (determined before giving effect to the termination of the authority to grant new awards under the 2003 Plan), plus

•

the number of any shares subject to stock options granted under the 2003 Plan and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus

•

the number of any shares subject to restricted stock unit awards granted under the 2003 Plan that are outstanding and unvested as of the date of the Annual Meeting which are forfeited, terminated, cancelled, or otherwise reacquired after that date without having become vested or that are exchanged or withheld by the Company or one of its subsidiaries after that date to satisfy the tax withholding obligations related to the award (after giving effect to the 2:1 premium share counting ratio described below).

The maximum number of shares that may be issued or transferred pursuant to awards under the 2014 Plan as a result of applying the share limit formula described above will not exceed 109,477,000 shares, which is the sum of (i) the 55 million shares referred to above, plus (ii) the 16,608,000 shares available for new award grants under the 2003 Plan on November 11, 2013, plus (iii) the 3,361,000 shares subject to stock options previously granted and outstanding under the 2003 Plan as of November 11, 2013, plus (iv) two (2) times the 17,254,000 shares subject to restricted stock units previously granted and outstanding under the 2003 Plan as of November 11, 2013.

Shares issued with respect to awards granted under the 2014 Plan other than stock options or stock appreciation rights are counted against the 2014 Plan’s aggregate share limit as two shares for every one share actually issued in connection with the award. The 2014 Plan also includes other rules for counting shares against the share limits.

The foregoing brief description is qualified in its entirety by the text of the 2014 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Grants under the 2014 Plan will be made pursuant to the Company’s Restricted Stock Unit Award Agreement and the Company’s Performance Award Agreement, forms of which are filed as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting the shareholders of the Company approved amendments (the “Amendments”) to the Company’s Restated Articles of Incorporation (the “Articles”) to (i) facilitate the implementation of majority voting for the election of directors in an uncontested election by eliminating Article VII, which relates to the term of directors and the transition from a classified board of directors to a declassified structure, (ii) eliminate the “blank check” authority of the Board to issue preferred stock and (iii) establish a par value for the Company’s common stock of $0.00001 per share.

Following the Annual Meeting, on February 28, 2014, the Company filed its Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) with the California Secretary of State, giving effect to the Amendments. The Amendments became effective on February 28, 2014. The foregoing description of the changes contained in the Articles of Incorporation is qualified in its entirety by reference to the full text of the Articles of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On February 28, 2014, the Board adopted the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”). Sections 2.4, 2.5 and 5.11 have been amended to implement majority voting in uncontested elections of directors in accordance with Section 708.5 of the California General Corporation Law, superseding the previous plurality standard. The Amended and Restated Bylaws also include a number of ministerial, clarifying and conforming changes, including, among others, the addition of Chairman and Chief Executive Officer to the list of persons specified in Section 5.3 who may call special meetings of shareholders and changes to Sections 5.10, 10.1, 10.2 and 10.6 to conform to current California General Corporation Law.

The foregoing description of the changes contained in the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the shareholders voted on the following eleven proposals and cast their votes as described below.

1. The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified.

	For	Authority Withheld	Broker Non-Vote
William Campbell	478,766,078	9,323,264	224,158,837
Timothy Cook	482,330,367	5,758,975	224,158,837
Millard Drexler	477,948,520	10,140,822	224,158,837
Al Gore	473,774,698	14,312,824	224,158,837
Robert Iger	482,170,444	5,918,898	224,158,837
Andrea Jung	471,174,705	16,914,637	224,158,837
Arthur Levinson	479,655,122	8,434,200	224,158,837
Ronald Sugar	482,310,361	5,778,981	224,158,837

2. A management proposal to amend the Articles of Incorporation to facilitate the implementation of majority voting for the election of directors in an uncontested election by eliminating Article VII, which relates to the term of directors and the transition from a classified board of directors to a declassified structure, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
483,592,782	2,502,519	1,993,537	224,158,837

3. A management proposal to amend the Articles of Incorporation to eliminate the “blank check” authority of the Board to issue preferred stock, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
482,637,622	3,872,558	1,579,162	224,158,837

4. A management proposal to amend the Articles of Incorporation to establish a par value for the Company’s common stock of $0.00001 per share, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
698,057,178	7,562,831	6,628,170	0

5. A management proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
705,481,133	3,511,751	3,255,295	0

6. A non-binding, advisory resolution to approve executive compensation, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
467,068,345	14,821,715	6,199,282	224,158,837

7. A management proposal to approve the 2014 Plan, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
448,891,427	36,857,353	2,340,562	224,158,837

8. A shareholder proposal to amend the Company’s Bylaws to establish a Board Committee on Human Rights, as described in the proxy materials. This proposal was not approved.

For	Against	Abstained	Broker Non-Vote
26,367,755	434,915,320	26,806,251	224,158,837

9. A shareholder proposal entitled “Report on Company Membership and Involvement with Certain Trade Associations and Business Organizations,” as described in the proxy materials. This proposal was not approved.

For	Against	Abstained	Broker Non-Vote
9,040,270	424,889,535	54,159,537	224,158,837

10. A shareholder proposal entitled “Proxy Access for Shareholders,” as described in the proxy materials. This proposal was not approved.

For	Against	Abstained	Broker Non-Vote
20,501,016	461,103,814	6,484,096	224,158,837

11. A shareholder floor proposal asking the Board “to enact a policy to use technical methods and other best practices to protect user data.” This proposal was not approved.

For	Against	Abstained	Broker Non-Vote
2,612	488,085,430	1,300	224,158,837

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Apple Inc. effective as of February 28, 2014

3.2	Amended and Restated Bylaws of Apple Inc. effective as of February 28, 2014

10.1	2014 Employee Stock Plan

10.2	Form of Restricted Stock Unit Award Agreement effective as of February 28, 2014

10.3	Form of Performance Award Agreement effective as of February 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLE INC.
(Registrant)

Date: March 5, 2014	By:	/s/ D. Bruce Sewell
D. Bruce Sewell
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Apple Inc. effective as of February 28, 2014

3.2	Amended and Restated Bylaws of Apple Inc. effective as of February 28, 2014

10.1	2014 Employee Stock Plan

10.2	Form of Restricted Stock Unit Award Agreement as of February 28, 2014

10.3	Form of Performance Award Agreement effective as of February 28, 2014